Exhibit 10.1

TENTH AMENDING AGREEMENT made as of July 26, 2024

BETWEEN:	LeddarTech Holdings Inc. (as “Borrower”)

AND:	Federation des Caisses Desjardins du Quebec (as “Lender”)

Recitals

A.	The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023, a second amending agreement dated as of May 31, 2023, a third amending agreement dated as of September 29, 2023, a fourth amending agreement dated as of October 13, 2023, a fifth amending agreement dated as of October 20, 2023, a sixth amending agreement dated as of October 31, 2023, a seventh amending agreement dated as of December 8, 2023, an eighth amending agreement dated as of June 4, 2024, and a ninth amending agreement dated as of July 5, 2024 the “Financing Offer”).

B.	The Borrower is the entity resulting from the amalgamation between LeddarTech Inc. and LeddarTech Holdings Inc. that took place on December 21, 2023.

C.	The Borrower and the Lender wish to amend the Financing Offer to, among other things, extend the period regarding the level of minimum available cash required under the covenant provided for under Section 7.1.2 of the Financing Offer.

Now, therefore, the parties agree as follows:

1.	Interpretation

1.1	Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.	Amendments to the Financing Offer

2.1	The payment by the Borrower of (i) the monthly fee payable pursuant to Section 6.1 of the Financing Offer for the month of August, and (ii) any interest payable for the month of August under the Financing Offer (which interest shall accrue and be capitalized until their payment), will be payable by the Borrower on August 22, 2024.

2.2	The definition of “Available Cash” in Section 7.1.2 of the Financing Offer is amended as follows (changes underlined and struck through):

“Available Cash The Borrower must maintain Available Cash in an amount equal to or greater than as provided below for the following dates:

(i)	$1,500,000 at all times from the date of the disbursement of the Tranche A of the SPAC Offering until October 31, 2023;

(ii)	NIL after October 31, 2023 until the earlier of December 22, 2023 and the DE-SPAC Date;

(iii)	$5,000,000 at all times after the earlier of December 22, 2023 and the DE-SPAC Date until July 4, 2024;

(iv)	$3,500,000 at all times from July 5, 2024 until July 6, 2024;

(v)	$1,800,000 at all times from July 7, 2024 until July 26, 2024; ~~and~~

(vi)	$1,300,000 at all times from July 27, 2024 until August 5, 2024; and

(vii)	$5,000,000 at all times after ~~July 26~~August 5, 2024.”

2.3	Section 7.2.7 of the Financing Offer is hereby deleted.

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Borrower that the following conditions precedent have been fulfilled:

3.1	this Agreement has been executed by all parties;

3.2	no Default exists;

3.3	all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.	Default

No Default has occurred and is continuing on the date hereof.

6.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

7.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Federation des Caisses Desjardins du
Quebec, as Lender

Per:	/s/ Philip Fortin
Title:	Philip Fortin, Managing Head of Quebec Corporate Banking, Infrastructure, Energy Transition and National Accounts

Per:	/s/ Simon-Pierre Lacoursiere
Title:	Simon-Pierre Lacoursiere, Director, National Accounts, North Western Quebec

LeddarTech Holdings Inc., as Borrower

Per:	/s/ Frantz Saintellemy
Title:	Frantz Saintellemy, President and Chief Executive Officer

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

Vayavision Sensing Ltd., as Guarantor

Per:	/s/ Frantz Saintellemy
Title:	Frantz Saintellemy, Chief Executive Officer

[Tenth Amendment – LeddarTech Holdings Inc.]